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                                  EXHIBIT 10.1

             IDEC PHARMACEUTICALS CORPORATION 1988 STOCK OPTION PLAN

                                    AMENDMENT

      The IDEC Pharmaceuticals Corporation 1988 Stock Option Plan, as heretofore amended and restated effective February 19, 2003, is hereby further amended as follows:

Section V.3 of the Plan is amended in its entirety to read as follows:

            Limited Transferability of Options. During the lifetime of the optionee, Incentive Options shall be exercisable only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. Non-statutory options may be assigned or transferred in whole or in part (i) during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, (ii) pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder, or (iii) by will or by the laws of descent and distribution following the optionee's death. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The provisions of this Section V.3 shall be retroactive and shall apply to all outstanding options granted under the Plan, regardless of the date of grant.

                                 BIOGEN IDEC INC.

Date: April 16, 2004             By: /s/ Craig Eric Schneier
                                     ------------------------------------------
                                     Craig Eric Schneier
                                     Executive Vice President - Human Resources